Exhibit 10.18

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment’’), dated as of April 17, 2025, is among PhenixFIN Corporation, a Delaware corporation, as Borrower, the other Loan Parties party hereto, the Lenders party hereto, and BankUnited, N.A., as Administrative Agent.

WHEREAS, the Loan Parties, the Lenders and Administrative Agent are parties to that certain Credit Agreement, dated as of December 15, 2022, as amended by that certain First Amendment to Credit Agreement and Consent dated as of February 21, 2024, and as amended by that certain Second Amendment to Credit Agreement and Joinder dated as of August 5, 2024 (as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement’’ and as amended, modified and supplemented by this Amendment, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement);

WHEREAS, the Loan Parties have requested that the Lenders and the Administrative Agent increase the aggregate amount of Revolving Commitments from $87,500,000 to $100,000,000.00 (the “Revolving Commitment Increase”);

WHEREAS, the Loan Parties have requested that the Lenders and the Administrative Agent agree to amend certain terms of the Existing Credit Agreement and the Lenders and the Administrative Agent have agreed thereto on the terms and subject to the conditions set forth herein;

WHEREAS, as of the Third Amendment Effective Date, Woodforest National Bank has resigned as administrative agent, joint bookrunner and joint lead arranger;

WHEREAS, as of the Third Amendment Effective Date, the parties desire to appoint BankUnited, N.A. as Administrative Agent and to name BankUnited, N.A. and Valley National Bank as joint bookrunner and joint lead arranger; and

WHEREAS, the Lenders and the Administrative Agent desire to consent to the Revolving Commitment Increase on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Existing Credit Agreement. As of the Third Amendment Effective Date, subject to the terms and conditions set forth in this Amendment and in the Existing Credit Agreement, the Existing Credit Agreement is amended as follows:

(a) The definition of “Administrative Agent’’ in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Administrative Agent” means BankUnited, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder.

(b) The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum based on the Total Debt to Tangible Net Worth Ratio set forth below under the caption “Term Benchmark Margin” with respect to any Term Benchmark Loan, “ABR Margin” with respect to any ABR Loan, or “Commitment Fee Rate” with respect to the commitment fee under Section 2.12(a), as the case may be.

Pricing Level	Total Debt to Tangible Net Worth Ratio	Term Benchmark Margin	ABR Margin	Commitment Fee Rate
I	less than 0.5 :1.00	2.35%	1.35%	0.25%
II	greater than or equal to 0.5:1.00 but less than 1.00 :1.00	2.50%	1.50%	0.25%
III	greater than or equal to 1.00:1.00	2.75%	1.75%	0.25%

The Applicable Rate will be determined based on the Total Debt to Tangible Net Worth Ratio calculated in the most recent Compliance Certificate required to be delivered under this Agreement (which shall include the calculation of the Tangible Debt to Tangible Net Worth Ratio); provided that, the Applicable Rate will be the Level II Applicable Interest Rate from the Third Amendment Effective Date until the date the first Compliance Certificate is required to be delivered after the Third Amendment Effective Date. Each change in the Applicable Rate shall become effective on the date occurring five (5) Business Days after the date the applicable Compliance Certificate is delivered and shall remain effective for such purpose until five (5) Business Days after the next delivery of such Compliance Certificate, provided that, the Applicable Rate shall be the Level III Term Benchmark Margin or ABR Margin, as applicable, if a Compliance Certificate is not delivered by the required date (but only from the required date until date the Compliance Certificate is actually delivered). In the event that any Compliance Certificate is inaccurate (regardless of whether this Agreement is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have resulted in a higher Applicable Rate for any period, then (a) Borrower shall immediately deliver to Administrative Agent a corrected Compliance Certificate for such period, (b) the Applicable Rate for such period shall be determined based on the corrected Compliance Certificate, and (c) Borrower shall immediately pay to Administrative Agent for the ratable benefit of the Lenders the accrued additional interest owing as a result of such increased Applicable Rate for such period. The provisions of this definition shall not limit the rights of Administrative Agent and the Lenders with respect to Section 2.13(c) or Section 7.02.

(c) The definition of “Arranger” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Arranger’ means, collectively, BankUnited, N.A. and Valley National Bank, in their capacity as joint bookrunner and joint lead arranger hereunder.

(d) A new definition of “BankUnited” is hereby added to Section 1.01 of the Existing Credit Agreement alphabetically as follows:

“BankUnited’ means BankUnited, N.A., in its individual capacity, and its successors.

(e) Section (a) in the definition of ‘·Borrowing Base” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

(a)	Eligible Debt Securities owed by any one Obligor (individually or together with other Obligors) to the extent the Eligible Debt Securities owed by such Obligor exceed 8% of the Borrower’s Tangible Net Worth, unless otherwise approved by the Required Lenders in their Permitted Discretion following the Borrower’s request (which shall be limited to three times per calendar year);

(f) Section (g) in the definition of “Borrowing Base” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

(g)	Cash and Cash Equivalents to the extent in excess of fifteen percent (15%) of the aggregate amount of the Revolving Commitments, unless otherwise approved by the Required Lenders in their sole discretion.

(g) Section (viii) in the definition of”Eligible Debt Security in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows:

(viii)	the loan documents governing or evidencing such Debt Security have not, since January 1, 2021, been amended, supplemented or otherwise modified more than once in any calendar year, except for administrative or immaterial amendments, supplements or other modification;

(h) The definition of “Eligible Investment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Eligible Investment” means, collectively, the following investments of the Borrower so long as the Administrative Agent maintains at all times a first priority, perfected Lien on such investment (subject to no Liens other than Permitted Encumbrances): Cash and Cash Equivalents. Eligible First Lien Term Debt, Eligible Senior Secured Debt, Eligible Second Lien Debt, Eligible Term Loan B Debt. In addition to the foregoing, upon request by Borrower and subject to the consent of the Required Lenders, Permitted Equity Positions shall be included in the Borrowing Base as an Eligible Investment at an Advance Rate not to exceed 20% and the aggregate amount of Availability attributable to Permitted Equity Positions shall not exceed $5,000,000.

(i) The definition of “Excluded Subsidiary” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Excluded Subsidiary” means a) FlexFIN Holdco LLC, a Delaware limited liability company, (b) FlexFIN, LLC, a Delaware limited liabilit company, (c) NVTN LLC, a Delaware limited liability company, (d) NSG Captive, Inc., an Alabama corporation, (e) PhenixFIN Asset Management, LLC, a Delaware limited liability company and (f) such other Subsidiaries the Administrative Agent agrees to designate as Excluded Subsidiaries in its sole discretion.”

(j) The definition of “Floor” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Floor” means an all-in rate of 3.35%.

(k) The definition of “Funding Account” in Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

(1) A new definition of “Permitted Equity Positions” is hereby added to Section 1.01 of the Existing Credit Agreement alphabetically as follows:

“Permitted Equity Positions” means equity securities that (i) are publicly traded on a recognized securities exchange, (ii) are from issuers having a market capitalization of not less than $500,000,000.00, and (iii) are not subject to any Liens other than Permitted Encumbrances or restrictions on transfer.

(m) The definition of “Revolving Credit Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Revolving Credit Maturity Date” means April 17, 2030 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(n) The definition of ··Revolving Commitment’’ in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read as follows:

“Revolving Commitment’’ means with respect to each Lender. the amount set forth on the Commitment Schedule opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9- 102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving ommitment, as applicable, as such Revolving Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04;_provided, that at no time shall the Revolving Exposure of any Lender exceed its Revolving Commitment. As of April 17, 2025, the aggregate amount of the Lenders’ Revolving Commitments is $100,000,000.

(o) A new definition of”Total Debt to Tangible Net Worth Ratio” is hereby added to Section 1.01 of the Existing Credit Agreement alphabetically as follows:

“Total Debt to Tangible Net Worth Ratio” means, for any period, the ratio of (a) total Indebtedness of the Borrower and its Subsidiaries to (b) Tangible Net Worth

(p) The definition of “Woodforest” m Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety.

(f) Section 2.06 of the Existing Credit Agreement is hereby amended and restated to read as follows:

Section 2.06 Increase in Revolving Commitments.

(a) Upon the request of Borrower, Administrative Agent shall have the right not obligation to increase the Revolving Commitments by obtaining additional Revolving Commitments. either from one or more of the Lenders or another lending institution, provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000, (ii) the Borrower may make a maximum of two (2) such requests, (iii) after giving effect thereto, the aggregate amount of Revolving Commitments does not exceed $150,000,000, (iv) the Administrative Agent has approved the identity of any such new Lender, such approvals not to be unreasonably withheld or conditioned, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder as of and after becoming a new Lender but not with respect to any matter relating prior thereto unless otherwise expressly agreed, and (vi) the procedures described in clause (b) below have been satisfied. Nothing contained in this Section 2.06 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Revolving Commitment hereunder at any time.

(b) Any amendment hereto for an increase or addition pursuant to clause (a) above shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrower and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the aggregate amount of Revolving Commitments to exceed $150,000,000. As a condition precedent to such an increase or addition, the Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (8) certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article 3 and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) no Default exists, and (3) the Borrower is in compliance (on a pro forma basis) with the covenants contained in Section 6.12, (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent, and (iii) prior notice of such requested increase no later than fifteen (15) days before the requested effective date of such increase.

(c) On the effective date of any such increase or addition pursuant to this Section 2.06, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

(g) Section 2.07(a) of the Existing Credit Agreement 1s hereby amended by deleting the last sentence.

(h) Section 6.01(b) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(b) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 (excluding, however, following the making of the initial Loan hereunder, the Indebtedness to be repaid with the proceeds of such Loans as indicated on Schedule 6.01) and any extensions, renewals, refinancings and replacements of any such Indebtedness in accordance with clause (f) hereof and provided that, on or before June 30, 2028, the 5.25% unsecured notes in aggregate principal amount outstanding of $57,500,000 that mature in November 2028 set forth in Schedule 6.01 must be extended or refinanced on terms acceptable to Administrative Agent in its Permitted Discretion so that they mature later than Revolving Credit Maturity Date.

(i) Section 6.12(b) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(b) Interest Coverage Ratio. The Interest Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during any period set forth below, shall not be less than 1.25 to 1.0.

(j) Section 6.12(c) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(c) Tangible Net Worth. The Borrower and its Subsidiaries on a consolidated basis shall have, on the last day of each fiscal quarter ending during the period set forth below, Tangible Net Worth equal to or greater than $95,000,000.

(k) Section 2.l 9(b)(iii), Section 2.22, Section 9.19 of the Existing Credit Agreement is hereby amended by replacing “Woodforest” and “Woodforest National Bank”, as applicable, with “BankUnited” in each instance.

(1) Section 9.0l(a)(ii) of the Existing Credit Agreement is hereby amended and restated to read as follows:

(ii) ifto the Administrative Agent, to BankUnited, N.A at: BankUnited, NA.

14817 Oak Lane

Miami Lakes, Florida 33016

Attn: Commercial Loan Administration

E-Mail: commercialloanadministration@bankunited.com

With copies to:

Shutts & Bowen LLP

4301 W. Boy Scout Boulevard, Suite 300

Tampa, Florida 33607

Attn: Adam S. Woodruff

Email: awoodruff@shutts.com

(m) Effective as of the Third Amendment Effective Date, (i) Woodforest National Bank resigns as Administrative Agent and the parties accept the resignation of Woodforest National Bank as Administrative Agent and (ii) the Lenders hereby appoint BankUnited as Administrative Agent. A II references in the Credit Agreement and other Loan Documents to Administrative Agent shall mean BankUnited and all future correspondence or other deliverables to Administrative Agent shall be to BankUnited.

(n) The Commitment Schedule to the Existing Credit Agreement is hereby amended and restated as attached hereto. On the Third Amendment Effective Date, the Administrative Agent and the Lenders shall take all necessary steps to cause each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans after giving effect to the Revolving Commitment Increase.

2. Security Agreement Assignment. As of the Third Amendment Effective Date and immediately prior to the effectiveness of its resignation in Section l(m) hereof, Woodforest National Bank as Administrative Agent hereby assigns its security interest in all of the Collateral under the Loan Documents to BankUnited, N.A., as Administrative Agent, on behalf of the Secured Parties. BankUnited N.A., as Administrative Agent or its designee are hereby authorized to make any filings to reflect such assignments.

3. Conditions Precedent. This Amendment shall be effective upon the first date (such date, the “Third Amendment Effective Date”) that all conditions set forth in Section 4.02 of the Credit Agreement and each of the following conditions have been satisfied:

(a) the Administrative Agent shall have received each of the following (together with the schedules and exhibits thereto, if any), duly executed and delivered by each applicable Loan Party:

(i) an executed copy of this Amendment, an amended and restated Revolving Note for each Lender, an amendment to the account control agreement with Custodian, and such other certificates, documents, instruments and agreements as the Administrative Agent shall request in connection with the transactions contemplated by this Amendment and the other Loan Documents, all in form and substance satisfactory to the Administrative Agent (collectively, the “Amendment Documents”);

(ii) duly executed certificates from an authorized officer of each Loan Party, together with all applicable attachments, certifying as to the following:

(A) Organizational Documents. Attached thereto is a copy of each organizational document of such Loan Party (or a certification that there have been no changes to the organizational documents delivered to the Administrative Agent on the Effective Date of the Existing Credit Agreement), duly executed and delivered by each party thereto and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Third Amendment Effective Date or a recent date prior thereto, or a certification that there have been no changes to the Organizational Documents attached to the omnibus certificates delivered to the Administrative Agent on the Effective Date;

(B) Resolutions. Attached thereto are copies of resolutions of the Board of Directors or other governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Third Amendment Effective Date as being in full force and effect without modification or amendment; and

(C) Good Standing Certificates. Attached thereto is a good standing certificate (or, if applicable, such other comparable certificate) from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Third Amendment Effective Date;

(iii) a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative gent: and

(iv) the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of each Loan Party in the appropriate jurisdictions, together with copies of all such filings disclosed by such search; and

(b) the Borrowers shall have paid all fees and expenses required to be paid under the Credit Agreement, including the fees and expenses of counsel to the Administrative Agent;

(c) on the Third Amendment Effective Date, the representations and warranties contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all re pects on and as of such earlier date.

4. Representations and Warranties. Each Loan Party represents, warrants and certifies to the Administrative Agent and the Lenders that:

(a) each Loan Party and its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization or incorporation;

(b) each Loan Party has full right, power and authority to execute and deliver this Amendment and perform their obligations hereunder and under the other Loan Documents;

(c) the execution and delivery of this Amendment by the Loan Parties and the performance by them of their respective obligations hereunder and under the Loan Documents have been duly authorized by all necessary action and do not and will not (i) violate any of the organizational documents of any Loan Party or otherwise require any approval of any stockholder, member or partner of any Loan Party, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date; (ii) violate any provision of any Requirement of Law, judgment, injunction, order or decree applicable to or otherwise binding on any Loan Party or Subsidiary; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or Subsidiary (other than any Liens created pursuant to the Loan Documents); or (iv) result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties;

(d) this Amendment and the other Loan Documents are the legal, valid and binding obligations of the Loan Parties, enforceable against them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(e) the representations and warranties contained in Article III of the Credit Agreement, and in the other Loan Documents, are true and correct in all respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(f) no Default or Event of Default exists immediately prior to or after the execution and delivery of this Amendment; and

(g) the Loan Parties are in compliance with the covenants contained in Section 6.12 of the Credit Agreement.

5. Reaffirmation. By its execution hereof, each Loan Party hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) ratifies, restates, and reaffirms all of its respective Obligations, covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party (except to the extent expressly modified hereby), and (c) acknowledges that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect (except to the extent modified hereby). Except as expressly modified hereby, the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect in accordance ith their respective terms. Payment of the Obligations under the Loan Documents, and any other obligations of the Loan Parties to the Lenders, presently existing or hereafter arising, remain and shall be and hereby are secured by all of the Collateral Documents. The Loan Parties ratify and confirm the provisions of the Collateral Documents, and represent and warrant that such documents continue to create first priority liens and first perfected security interests in the Collateral described therein.

6. Release. Each Loan Party hereby jointly and severally acknowledges and agrees that neither it nor any of its Subsidiaries has any claim or cause of action against the Administrative Agent (including, without limitation, Woodforest National Bank in its capacity as Administrative Agent prior to the Third Amendment Effective Date) or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing), or any defense, set-off, objection or challenge against payment of any sums currently owing or enforcement of any terms, under or with respect to the Loans, the Credit Agreement, or the Loan Documents. Notwithstanding the foregoing, the Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their respective rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively. the “Releasors”) does hereby jointly, severally, fully, finally, unconditionally and irrevocably release, waive and forever discharge the Administrative Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the Related Parties of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegation , obligations, damages, costs, attorneys’ fees, suits, demands, Iiabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise. which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, arising out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party in connection with the Credit Agreement or the other Loan Documents, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral (collectively, the”Claims”). Each Loan Party represents and warrants that it has no knowledge of any Claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a Claim by any Releasor against any Released Party which would not be released hereby. It is the express intent of Releasors and the Released Parties that the release and discharge set forth in this Section be construed as broadly as possible in favor of the Released Parties so as to foreclose forever the assertion by any of the Releasors of any Claims against any of the Releasees. For the avoidance of doubt, the provisions in this Section 6 do not apply to the ongoing obligations of the Administrative Agent and the Lenders expressly set forth in the Loan Documents including the Commitments and obligations to make Loans as set forth therein.

7. No Novation. The parties to this Amendment intend that this Amendment shall not constitute a substitution or novation, and nothing herein contained shall be construed as a substitution or novation, of any Obligations outstanding under the Credit Agreement, any Loan Document, or any instrument securing the same, all of which shall remain in full force and effect, except as expressly modified hereby.

8. Amendment Documents as Loan Documents. Each Loan Party hereby acknowledges and agrees that this Amendment and each other Amendment Document constitutes a “Loan Document” under the Credit Agreement, and shall be subject to the terms of the Credit Agreement. Accordingly, it shall be an immediate Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment or any other Amendment Document shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment or any other Amendment Document.

9. General Provisions. Sections 9.01, 9.03, 9.06, 9.07, 9.09 and 9.10 of the Existing Credit Agreement shall be incorporated herein by reference, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

BORROWER:

PHENIXFIN CORPORATION, a Delaware
corporation

By:	/s/ Ellida McMillan
Name:	Ellida McMillan
Title:	Chief Financial Officer

GUARANTOR:

PHENIXFIN SMALL BUSINESS FUND GP, LLC,
a Delaware limited liability company

By:	PHENIXFIN CORPORATION, a Delaware
corporation its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN SMALL BUSINESS FUND, LP, a
Delaware limited partnership

By:	PHENIXFIN SMALL BUSINESS FUND
GP, LLC, a Delaware limited liability company, its General Partner

	By:	PHENIXFIN CORPORATION, a
Delaware corporation, its Member

		By:	/s/ Ellida McMillan
		Name:	Ellida McMillan
		Title:	Chief Financial Officer

PHENIXFIN SLF FUNDING I LLC, a Delaware
limited liability company

By:	PHENIXFIN CORPORATION, a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN INVESTMENT HOLDINGS LLC, a Delaware limited liability company

By:	PHENIXFIN CORPORATION. a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN INVESTMENT HOLDINGS AAR LLC, a Delaware limited liability company

By:	PHENIXFIN CORPORATION. a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN INVESTMENT HOLDINGS AMVESTAR LLC, a Delaware limited liability company

By:	PHENIXFIN CORPORATION, a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN INVESTMENT HOLDINGS OMNIVERE LLC, a Delaware limited liability company

By:	PHENIXFIN CORPORATION, a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN INVESTMENTS, LLC, a Delaware limited liability company

By:	PHENIXFIN CORPORATION, a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

PHENIXFIN INVESTMENT HOLDINGS FST LLC, a Delaware limited liability company

By:	PHENIXFIN CORPORATION, a Delaware corporation, its Member

	By:	/s/ Ellida McMillan
	Name:	Ellida McMillan
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

BANKUNITED, N.A.

By:	/s/ Thomas Angley
Name:	Thomas Angley
Title:	Senior Vice President

LENDERS:

BANKUNITED, N.A., as a Lender

By:	/s/ Thomas Angley
Name:	Thomas Angley
Title:	Senior Vice President

VALLEY NATIONAL BANK, as a Lender

By:	/s/ Michael Hood
Name:	Michael Hood
Title:	Vice President

WOODFOREST NATIONAL BANK, as a Lender

By:	/s/ Steven Taylor
Name:	Steven Taylor
Title:	Senior Vice President

This was Classified as Confidential

COMMITMENT SCHEDULE

(as of April 17, 2025)

Lender	Revolving Commitment	Commitment

Woodforest National Bank	$25,000,000.00	$25,000,000.00
Valley National Bank	$35,000,000.00	$35,000,000.00
BankUnited	$40,000,000.00	$40,000,000.00
Total	$100,000,000.00	$100,000,000.00